PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1953



                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                            Callable Fixed Rate Notes


Principal Amount:             $25,000,000


CUSIP Number:                 59018S6D1


Interest Rate:                7.31000%


Original Issue Date:          April 28, 2000


Stated Maturity Date:         April 28, 2007


Interest Payment Dates:       28th day of each month commencing May 28, 2000
                              through the Stated Maturity Date, subject to the following business day convention.


Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.


Redemption at the Option
of the Company:               The  Notes  may be  redeemed  prior to the  Stated
                              Maturity Date, See "Other Provisions"


Initial Redemption Date:      April 28, 2002


Other Provisions:             This Note is subject to redemption at the option
                              of the Company, in whole, on any Interest Payment
                              Date occuring in April or October commencing on or after the Interest Payment Date in April 2002,
                              (the "Redemption Date") at the Redemption Price
                              (as defined below) together with interest thereon payable to the Redemption Date, on notice given, not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price with respect to this Note shall be 100% of the principal amount of the Notes.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        April 18, 2000